Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

July 10, 2025 (“Effective Date”)

1.7 BTC (“Principal Amount”)

The Crypto Company, a Nevada corporation (the “Maker”), promises to pay to the order of THREE MILE CREEK FUTURE LLC or its registered assigns or successors in interest (the “Payee”), the principal sum of 1.7 BTC in either Bitcoin or lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. For the purposes of this Note, “BTC” means Bitcoin, the decentralized digital currency operating on the Bitcoin blockchain protocol, and “BTC Market Value” means the spot price quoted on Coin Market Cap at 11:55:00pm ET rate on BTC at the Effective Date, which has been determined to be $116,795.32.

1. Principal. The principal balance of this Note shall be payable by Maker six months from the Effective Date hereof (the “Maturity Date”). Maker shall have the right at any time and from time to time to prepay, in whole or in part, without premium or penalty, the unpaid principal amount of this Note. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Interest. No interest shall accrue until the Maturity Date. If this Note is not repaid at the Maturity Date, interest shall accrue or be charged by Payee on the unpaid principal balance of this Note at a rate of ten percent (10%) per annum.

3. Payment at the Maturity Date; Application of Payments.

(a) Repayment. All Principal due under this Note at the Maturity Date shall be due and payable promptly after the Maturity Date upon receipt of the Payee’s notice to Maker specifying the form of repayment (the “Repayment Notice”). The Note can be repaid, at Payee’s choice, in either (1) BTC or (2) cash in the amount corresponding to the BTC Market Value of the outstanding Principal Amount.

(a) Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The occurrence of any of the following shall constitute an event of default, to the extent any amounts under this Note remain outstanding (“Event of Default”):

(a) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(b) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Security Interest and Collateral.

(a) Security Interest. For the purposes of this Note, “Obligations” means all obligations and liabilities (monetary (including post-petition interest, allowed or not) or otherwise) of Maker under this Note. To secure the payment and performance of all obligations under this Note, Maker hereby grants to Payee a continuing security interest in and to any and all property of Maker, of any kind or description, tangible or intangible, real, personal or mixed, wheresoever located and whether now existing or hereafter arising or acquired, including, but not limited to, all property of, or for the account of, Maker now or hereafter coming into the possession, control or custody of, or in transit to, Payee or any agent or bailee for Payee or affiliate of Payee in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon (including without limitation the proceeds of any applicable directors and officers insurance policy). (collectively, the “Collateral”).

(b) Existing Senior Lien. Maker represents and warrants that AJB Capital Investments LLC holds a first priority security interest in all or substantially all of Maker’s assets (the “Senior Lien”). Maker represents that it has obtained, or shall obtain within 30 days of the date hereof, the written consent of the Senior Lien holder to the creation of this security interest, which consent shall provide that the Senior Lien holder agrees to subordinate its lien to Payee’s security interest granted herein.

(c) Default Remedies. Upon the occurrence and during the continuance of any Event of Default, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee, and Payee shall have all rights and remedies available to a Payee under the Nevada Uniform Commercial Code, including without limitation the right to take possession of the Collateral and to sell, lease, or otherwise dispose of the Collateral at public or private sale.

6. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing; or (ii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

9. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEVADA, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and the Payee.

12. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

13. Entire Agreement. This Note, the Pre-Funded Warrant Agreement between Maker and Payee executed on the Effective Date and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Maker nor Payee makes any representation, warranty, covenant or undertaking with respect to such matters.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned on July 16, 2025.

THE CRYPTO COMPANY

By:	/s/ Ron Levy
Name:	Ron Levy
Title:	Chief Executive Officer